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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Waddell & Reed Financial, Inc.:

        We consent to incorporation by reference in this registration statement on Form S-8 of Waddell & Reed Financial, Inc. of our report, dated March 1, 2004, relating to the consolidated balance sheets of Waddell & Reed Financial, Inc. and subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of income, stockholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Waddell & Reed Financial, Inc., and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in the method of accounting for goodwill and other intangible assets in 2003.

                                                                                        /s/ KPMG LLP

Kansas City, Missouri
July 12, 2004

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Consent of Independent Registered Public Accounting Firm